Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-113942 and 333-88462) pertaining to the CRIIMI MAE Management, Inc. Retirement Plan of our report dated June 20, 2005, with respect to the financial statements and schedule of the CRIIMI MAE Management, Inc. Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.



/s/Ernst and Young
McLean, Virginia
June 20, 2005